EXHIBIT 10.1

FORM OF
LOAN AND SECURITY AGREEMENT

This Loan And Security Agreement (this “Agreement”), dated as of                        , 2002 is entered into by and between                          , (“Borrower”) having its offices at                         and                         (“Lender”) having its offices                 .

Borrower desires to borrow from the Lender $                           , as more particularly described below (the “Loan”), secured by a lien on all of the Borrower’s right, title and interest in and to certain Equipment (as defined herein). As further inducement for Lender to enter into this Agreement, Borrower agrees to obtain the guaranty of its parent company (“Guarantor”) for the full and prompt payment by Borrower of all obligations hereunder (“Guaranty”), such Guaranty to be substantially in the form of Exhibit C attached hereto. In consideration of the mutual covenants hereinafter set forth the parties agree as follows:

1.             As security for the prompt payment of all debt, principal, interest, and other amounts owed to Lender by Borrower and the prompt performance of each of the Borrower’s covenants and duties hereunder and under one or more Promissory Note(s) (the “Notes”) in the original principal amounts as set forth in Exhibit A hereto and payable by the Borrower to the Lender or any other agreement, whether absolute or contingent, due or to become due, including any interest that accrues after the commencement of an insolvency proceeding (“Indebtedness”), the Borrower hereby assigns to the Lender, and grants to the Lender a security interest in all the Borrower’s right, title and interest in and to property (“Collateral”) consisting of the equipment (“Equipment”) described in Exhibit A hereto and any repairs and replacements thereof and subsequent additions, modifications and accessions thereto, and all proceeds of the foregoing and of the insurance referred to in paragraph (3) hereof, except for income or proceeds generated by the use of the Equipment including, without limitation, income, accounts, or instruments. A form of Note is attached hereto as Exhibit B.

2.             The Borrower represents, warrants and agrees that (i) it has good title to the Collateral, free of all liens, claims and encumbrances, except for liens inferior or subordinate to the Lender’s interest existing on the date hereof to which Lender shall have consented to in writing; (ii) it is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in the jurisdiction where the Equipment is or will be located; (iii) the Note and this Agreement (the “Collateral Documents”) are valid and are enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforceability generally of the rights of creditors; (iv) the making and performance by the Borrower of the Collateral Documents, and any related documents and transactions contemplated hereby and thereby do not contravene any provisions of law applicable to the Borrower and do not conflict with and will not result in a breach of or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon the Collateral (other than the lien created hereunder) pursuant to the terms of Borrower’s charter or bylaws or of any credit agreement, lease, guaranty, or other instrument to which the Borrower is a party or by which the Borrower may be bound or to which its properties may be subject (v) there are no set-offs, counterclaims or defenses on the part of the Borrower with respect to its obligations hereunder; (vi) the Equipment has been delivered to and accepted by the Borrower and will be kept at the Borrower’s address set forth in Exhibit A hereto unless such Equipment is disposed of  as provided under Section 5 hereof or the Lender otherwise consents (which consent shall not be withheld unreasonably) or at the address of another subsidiary of Guarantor provided that Borrower or Guarantor notifies Lender of such other address in advance; (vii) it will not assign its rights to, convey, sell, lease, or transfer any Collateral, or create, incur, assume or allow any lien with respect to the Collateral, to any person other than the Lender, except for assignments and security interests which are inferior or subordinate to the Lender’s interest and to which Lender has consented in writing in its sole discretion; (viii) it will execute such financing statements in connection herewith as the Lender may reasonably request; (ix) it will preserve its corporate existence and remain qualified to do business in the jurisdiction(s) where the Equipment is or will be located; (x) its chief executive office is located at the address of the Borrower stated above, and it will promptly notify Lender of any change in such address; and (xi) there is no pending or threatened litigation against the Borrower which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Collateral Documents. Borrower, at its own expense shall maintain the Equipment in good repair, appearance and conditions, other than normal wear and tear and shall obtain and keep in effect throughout the term of the applicable Note a maintenance agreement with the manufacturer or other manufacturer approved service provider for such Equipment.  Notwithstanding the foregoing provisions, nothing contained herein shall prohibit the Borrower, the Guarantor, or any subsidiary thereto from entering into any transaction permitted by Section 6.6 of that certain Credit Agreement by and among Consolidated Graphics, Inc., as Borrower, and its domestic subsidiaries from time to time a party thereto as Guarantors, and Wachovia Bank National Association (formerly First Union National Bank), and other lenders thereto dated December 11, 2000, as it currently exists today.

3.             Risk of loss or, damage to or destruction of the Equipment shall be borne by the Borrower and the Borrower shall insure the Equipment against such risks to be borne by it in each case in an amount not less than the aggregate amount of the Indebtedness

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outstanding from time to time with such companies and insuring against such risks as is held by the Borrower and Guarantor and approved by Lender as of the date of execution.  The insurance coverage of the Guarantor and the Company as of the date of execution hereof is outlined as to carrier, policy number, expiration date, type, and amount on Exhibit D, attached hereto.  Lender acknowledges and agrees that said insurance shall be satisfactory for all purposes hereunder.  All policies for such insurance shall contain loss payable clauses in favor of the Borrower and the Lender as their respective interest may appear, and shall not be subject to termination or cancellation without thirty (30) days’ prior written notice to the Lender.  Certificates of insurance or other reasonable evidence thereof shall be deposited with the Lender as the Lender may request from time to time.  The Borrower hereby assigns and sets over unto the Lender all monies which may become payable on account of any such insurance and directs the insurers to pay the Lender any amounts so due, unless the Borrower elects to replace the equipment damaged with equipment of similar use and value reasonably acceptable to Lender. Guarantor may self-insure the Equipment on behalf of the Company, provided that at all times during such self-insurance Guarantor maintains a credit rating of investment grade for its long term debt.

4.             If (i) the Borrower defaults in the payment of any principal or interest payable under any Note governed by this Agreement for more than five (5) days after date due; (ii) the Borrower defaults in the payment of or performance of any other obligation of the Borrower hereunder or under any Note hereunder for more than thirty (30) days after either the Lender has given notice of such default to the Borrower and the Guarantor; (iii) any other representation or warranty made by the Borrower in any of the Collateral Documents shall prove to be false or misleading in any material respect; (iv) there is a material adverse change in the financial condition of Guarantor, or a change of ownership or control of Borrower; (v) the Guarantor fails to make any payment payable under the Guaranty or any other guaranty made by Guarantor for the purpose of securing a loan, or (vi) either the Borrower or Guarantor becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for, consents to or acquiesces in the appointment of a trustee or receiver for it or any of its property, or any bankruptcy, reorganization, debt arrangement or other proceeding, shall be instituted by or against the Borrower or Guarantor, and if instituted against it shall be consented to or acquiesced in by it or shall not be dismissed within a period of sixty  (60) days, or any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon and the same is not removed, discharged or rescinded within a period of thirty (30) days, then the occurrence of any event described in any one or more of clauses (i) through (vi) above shall be an “Event of Default” and the Lender may at its option declare all Notes governed under this Agreement to be due and payable, whereupon the unpaid principal of and accrued interest on all Notes shall become immediately due and payable and the Lender may exercise all rights and remedies, with respect to

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all Collateral, available to it under applicable law; provided, however, that in the event of the occurrence of an Event of Default under (vi) above, all Notes under this Agreement shall become immediately due and payable automatically, with no further action by the Lender.  In connection with any sale or disposition of Collateral the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at least ten (10) days before such sale or disposition. Lender shall be entitled to obtain reimbursement for all reasonable costs, attorney’s fees and legal expenses incurred by it on exercising such rights and remedies against the Borrower with respect to the Collateral.  The Lender agrees to pay forthwith to the Borrower any surplus remaining from the Collateral after payment of all Indebtedness.

5.             Borrower may prepay the Indebtedness in whole or in part upon at least thirty (30) days prior written notice to Lender, upon payment of principal (and interest due on said principal at the time of such prepayment) plus the Make-Whole Premium (defined herein).  The term “Make-Whole Premium” shall mean an amount equal to the sum of (a) the positive difference, if any, of (x) the present value of the remaining principal payments outstanding discounted at a per annum rate of interest equal to the five-year U.S. Treasury Constant Maturities (as reported in the most recently published Federal Reserve Statistical Release H.15 prior to the prepayment date) plus 296 basis points; minus (y) the present value of the remaining principal payments outstanding at the applicable Note rate; plus (b) any reasonable fees or costs incurred by the Lender resulting from Borrower’s election to prepay.

6.             The Agreement and the Notes shall be contracts made under and governed by the laws of New York, excluding its conflicts of law principles.  Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement. LENDER AND BORROWER WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE NOTE, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

7.             Notices shall be deemed given when deposited in the U.S. mails, with postage prepaid for certified or registered services, return receipt requested, addressed to the parties at the addresses indicated on the first page of this Agreement, or to such other addresses as the parties shall provide by notice. All notices required to be given to the Borrower hereunder or under any document executed in connection herewith shall also be given to the Guarantor at the address provided in this paragraph 7.  In addition, all notices to the Guarantor hereunder or under any document executed in connection herewith shall be given to the Guarantor at the following address:

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Consolidated Graphics, Inc.
5858 Westheimer Road, Suite 200
Houston, Texas  77057
Attention:  Chief Financial Officer

8.             This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Borrower and the Lender. This Agreement, the Notes and the documents executed in connection herewith or as security for the Notes may be assigned, transferred, pledged, or participated to any other person or entity only upon prior written notice to Borrower of at least five (5) business days. The Lender agrees that, in the event of any transfer by it of the Note, it will endorse thereon a notation as to the portion of the principal of the Note which shall have been paid at the time of such transfer and as to the date to which interest shall have been paid thereon.

9.             The obligations of the Borrower under this Agreement shall cease and terminate when all principal, interest and other amounts payable or due hereunder have been indefeasibly paid in full, whether at maturity of the Note, by acceleration, by prepayment or otherwise.  Upon termination of this Agreement Lender shall, at Borrower’s request, execute and deliver to Borrower the documents or instruments necessary to evidence the termination of its security interest under this Agreement.

10.           This agreement may be executed by the Borrower and the Lender in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute but one agreement.

11.           Borrower and Lender acknowledge that revised Article 9 of the Uniform Commercial Code, (“Revised Article 9”), has been adopted by the applicable jurisdiction(s)governing the Equipment and this transaction. Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to such Borrower, if Borrower fails to execute and return to Lender or object to any document reasonably requested in writing by the Lender within five (5) business days from such request. Borrower agrees to furnish any such information to Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

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12.           The Lender agrees that it will not disclose without the prior consent of the Borrower and the Guarantor (other than to its employees, affiliates, auditors, counsel, or other lenders hereunder) any information with respect to the Borrower and/or Guarantor which is furnished pursuant to this Agreement, any other documents contemplated by or referred to herein or therein and which is designated by the Borrower and/or Guarantor to the Lender in writing as confidential or as to which it is otherwise reasonably clear such information is not public except that Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 12; (b) as may be required or appropriate in any report, statement, or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over Lender or to the National Association of Insurance Commissioners, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the OCC or any similar regulatory organizations (whether in the United States or elsewhere) or their successors; (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling application to Lender; (d) to any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 8 provided that such prospective transferee shall have been made aware of this Section 12 and shall have agreed in writing to be bound by its provisions as if it were a party to this Agreement; or (e) to Lender’s representatives (which shall include, without limitation, any other bank and company affiliated with Lender or the parent of Lender), it being expressly understood and agreed that such representatives shall be informed of the confidential nature of the information, shall be required by such Lender to treat the information as confidential in accordance with the terms and conditions hereof and such representative shall have agreed in writing to be bound by this provision as if it were a party to this Agreement.

13.           Borrower hereby covenants and agrees that, during the term of this Agreement, in the event that Guarantor ceases to be a publicly traded company or Guarantor fails to file any public consolidated reports, for any reason, Borrower shall cause Guarantor to furnish to Lender (i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year, a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Guarantor and its consolidated subsidiaries for such year, which consolidated statements shall be audited by a firm of independent certified public accountants of nationally recognized standing; and (ii) as soon as available, and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Guarantor, a company-prepared consolidated balance sheet of the Guarantor and its consolidated subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case

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setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal year-end audit adjustments).

14.           As stated in Section 6, the parties hereto have chosen New York law to apply to this Agreement and the Notes.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable laws including, without limitation, the laws of the State of New York (and any other State law, if for any reason a court should follow such law (including without limitation Texas) notwithstanding the parties express intention to follow New York law), governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under any applicable state law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to any of the Notes, any of the other documents executed in connection therewith or as security therefore including the Guaranty and this Agreement (the “Loan Documents”), or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of any of the Notes and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any of the Notes and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of any of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any of the Notes have been paid in full before the end of the stated term of any of the applicable Notes, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Borrower to Lender.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in

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which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Borrower to Lender.  All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by any of the Notes and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the applicable Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any of the Notes and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to any of the Notes and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of New York (and the law of any other State, if for any reason a court should follow such law (including without limitation Texas law) notwithstanding the parties express intention to follow New York law, or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under applicable state law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents.  As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to any of the Notes and the other Loan Documents, which are treated as interest under applicable law.  As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Notes.

If for any reason any other State law (including without limitation Texas) should be deemed to apply (notwithstanding the parties’ express intention to follow New York law):  (i) to the extent that Lender is relying on Chapter 303 of the Texas Finance Code (collectively “Chapter 303”), to determine the Maximum Lawful Rate

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payable on the Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended; (ii) to the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under the applicable law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate; and (iii) to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

BY:	BY:
ITS:	ITS:

BY:
ITS:

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EXHIBIT A

to the Loan and Security Agreement
dated             , 2002
between             , as Borrower and
            , as Lender

Promissory Note No.	Name of Borrower:
Equipment:	Amount: $
Location:	Date:
Maturity:

A-1

EXHIBIT B

$
Date:                        , 2002
Final Due Date:                            , 2007

PROMISSORY NOTE NO.

For value received,                          (the “Borrower”) promises to pay to the order of                          (together with its successors and assigns, the “Lender”), at the Lender’s office at                          (or such other address as Lender may designate in writing) the principal amount of  $                          with interest at the rate of                % per annum from the date hereof to maturity, such principal and interest to be paid each month in installments of $                    plus interest each (except that the last such installment shall be in a balloon payment amount equal to all unpaid principal and interest on this Note), commencing                          , 200   and on the last date of each month thereafter to and including                          , 2007, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal, pursuant to the attached amortization schedule.  Interest shall be computed in arrears on the basis of a 360-day year consisting of twelve months of thirty days each.  If any payment due hereunder is not made within 3 days of the due date, the Borrower shall pay the Lender a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All amounts due hereunder shall bear interest, from and after the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), at a rate equal to the lesser of (y) five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default or (z) the maximum amount permitted to be charged under applicable law.

This Note is governed by and incorporates by reference that certain Loan and Security Agreement of even date herewith (the “Security Agreement”), between the Borrower and Lender, to which Security Agreement reference is made as to the nature and extent of the security (“Collateral”) for this Note, the rights of the Lender, the Borrower and any holder of this Note with respect to the Collateral, the personal liability of the Borrower, interest on late installments and the acceleration of the maturity of the Note. In the event of a casualty loss of the Collateral, the Borrower may prepay this Note, in whole or in part, provided that any such prepayment shall be applied to installments of principal hereof in the inverse order of the maturity of such installments, and any prepayments of the full amount of this Note shall include accrued interest thereon, and provided that prepayment of this Note is further governed by the prepayment terms of Section 5 of the Security Agreement.

B-1

Except as provided in the Security Agreement, the Borrower waives presentment and demand for payment, notification of dishonor, protest and notice of protest of the Note, and shall pay all reasonable costs of collection when incurred, including reasonable attorneys’ fees.

This Note is a negotiable instrument and the rights of the holders hereof shall be governed by New York law, excluding its conflicts of law principles.

By:
Name:
Title:

B-2

EXHIBIT C

GUARANTY

For value received, and in order to induce                         (“Holder”) to enter into certain Loan and Security Agreements and Promissory Notes (collectively, the “Loan Agreement”) as set forth in Exhibit A hereto and incorporated herein by reference with                              (the “Borrower”) for financing of certain equipment (the “Equipment”), the undersigned (the “Guarantor”), does hereby unconditionally guaranty to Holder the full and prompt payment by Borrower of all obligations which said Borrower presently or hereafter may have to Holder under the Loan Agreement and under any other agreement related thereto, and agree to indemnify Holder against any losses Holder may sustain and expenses it may incur in its collection efforts, including but not limited to any reasonable administrative or legal costs, fees (including reasonable attorneys’ fees) or expenses, as a result of any default by Borrower under any Loan Agreement hereunder and/or as a result of the enforcement or attempted enforcement by Holder of any of its rights against Guarantor hereunder, except those losses arising from the gross negligence or willful misconduct of the Holder. Guarantor hereby expressly waives the following defenses which might constitute a legal or equitable discharge of a surety or guarantor, and agrees that this Guaranty shall be valid and unconditionally binding upon Guarantor regardless of (i) the reorganization, merger, or consolidation of Borrower into or with another entity, corporate or otherwise, or the dissolution of Borrower, or the sale or other disposition of all or substantially all of the capital stock, business, or assets of Borrower to any other person or party, or (ii) the voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Borrower, or (iii) the granting by Holder of any indulgences to Borrower, or (iv) the assertion by Holder against Borrower of any of Holder’s rights and remedies provided for under any Loan Agreement or existing in its favor in law, equity or bankruptcy, or (v) the release of Borrower from any of its obligations under any Loan Agreement hereunder by Holder or by operation of law or otherwise, or (vi) any invalidity, irregularity, or defect, of any provision of any Loan Agreement, or (vii) any defect in Holder’s title or right to use any of the Equipment, or (viii) the dissolution of Guarantor. As an accommodation to Guarantor, and not as a condition of Guarantor’s liability to make payment when due, Guarantor shall have five (5) days’ notice and opportunity to cure any payment defaults by the Borrower and thirty (30) days’ notice and opportunity to cure any other defaults, if curable within thirty (30) days, by the Borrower under the Loan Agreement, or any document executed in connection therewith or as security therefor; notwithstanding the foregoing, in no event will any failure to give such notice result in a discharge of Guarantor’s obligations hereunder. Except as provided herein, Guarantor hereby waives notice of any consents to the financing of all Equipment under the Loan Agreement, and to any amendment (but not increases) thereof, and to any actions taken thereunder, and to the execution by any

Borrower of the foregoing documents and of any Guaranty, of any default and nonpayment and/or nonperformance any Borrower under any Loan Agreement hereunder, of presentment, protest, and demand, and of all other matters to which Guarantor might otherwise be entitled. Guarantor further agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any renewal, modification, or extension of any Loan Agreement (but not increases thereof). Guarantor hereby expressly waives all notice of and consents to any such renewal, modification, or extension, and to the execution by any Borrower of any document pertaining to any such renewal, modification, or extension.  Guarantor further agrees that its liability under this Guaranty shall be absolute, primary, and direct, joint and several, and that Holder shall not be required to pursue any right or remedy it may have against any Borrower under any Loan Agreement or otherwise (and shall not be required to first commence any action or obtain any judgment against Borrower) before enforcing this Guaranty against Guarantor, and the Guarantor will, upon demand, pay Holder all amounts and all other sums, due and owing under any Loan Agreements in default hereunder, and will, upon demand, perform all other obligations of the Borrower, the performance of which is in default under any Loan Agreement hereunder.

Guarantor knowingly and voluntarily waives, releases, and relinquishes Guarantor’s rights of indemnification, subrogation, contribution and reimbursement from the Borrower in respect of demands under this guaranty, except those arising out of the gross negligence or willful misconduct of the Holder, until such time as the Borrower’s obligations under the Loan Agreement have been fully satisfied.  Any obligation of Borrower, now or hereafter held by or owing, to Guarantor is hereby subordinated to obligations of Borrower to Holder, and, upon an Event of Default, as defined in the Loan Agreement, any indebtedness shall be collected, enforced and received by Guarantor as trustee for Holder and paid over to Holder. Notwithstanding the foregoing, and provided that Borrower has not failed to make any payment when due hereunder, Guarantor shall be entitled to collect and keep any indebtedness or other obligations (including, without limitation, management fees), of Borrower to Guarantor. Guarantor hereby agrees that the failure of Holder to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions, or covenants of any Loan Agreement or any other agreements, or to exercise any of its rights thereunder, shall not be construed or deemed to be a waiver or relinquishment for the future of any such terms, provisions, covenants, or rights, but such terms, provisions, covenants, and rights shall continue and remain in full force and effect.  Receipt by Holder of any payment or other sums payable under any Loan Agreement with knowledge that Borrower has breached any of the terms, provisions or covenants or the Loan Agreement shall not be deemed to be a waiver by Holder of such breach.

No assignment or other transfer by Holder or Borrower of any interest, rights, or obligation under any Loan Agreement, or assumption by any third party of the obligations of Borrower under any

Loan Agreement, shall extinguish or diminish the unconditional, absolute, primary, and direct liability of Guarantor under this Guaranty, if done in accordance with all the Loan Agreements. Guarantor hereby consents to and waives all notice of any such assignment, transfer, or assumption.

Guarantor hereby warrants and represents to Holder that the execution and delivery of this Guaranty is not in contravention of Guarantor’s charter, certificate of incorporation, by-laws, and applicable law, and that the execution and delivery of this Guaranty, and the performance thereof has been duly authorized by Guarantor’s Board of Directors or an authorized Committee thereof, and will not result in a breach of or constitute a default under, or result in the creation of any security interest lien, charge, or encumbrance upon any property or assets of Guarantor pursuant to any loan agreement, indenture, or contract to which Guarantor is a party or by or under which it is bound. This Guaranty is assignable by Holder, if done in accordance with all the Loan Agreements but may not be assigned by Guarantor. Any Assignee of Holder shall have all of the rights of Holder hereunder and may enforce this Guaranty against Guarantor with the same force and effect as if this Guaranty were given to such Assignee in the first instance. This Guaranty shall inure to the benefit of Holder, and it successors and assigns, and shall be binding upon Guarantor and its heirs, executors, administrators, personal representatives, successors and assigns.  No term or condition of this Guaranty may be waived or modified except by the prior written consent of an authorized representative of Holder.

This Guaranty shall be governed by and construed in all respects in accordance with the internal laws and decisions (except any conflict of laws provisions) of the State of New York, including all matters of construction, validity, enforceability, and performance. THE UNDERSIGNED i) CONSENT(S), AT HOLDER’S ELECTION AND WITHOUT LIMITING HOLDER’S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE, OR LOCAL) SITUATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND ii) WAIVE(S) ANY OBJECTION TO IMPROPER VENUE AND FORUM NON CONVENIENS. GUARANTOR AND HOLDER HEREBY WAIVE TRIAL BY JURY.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty this          day of                        , 2002.

Consolidated Graphics Inc. 5858 Westheimer Road, Suite 200 Houston, TX 77057 Attn: Chief Financial Officer

By:
Name:
Title:

EXHIBIT A

to the Loan and Security Agreement
Dated             , 2002
between                 , as Borrower and
                 , as Lender

Promissory Note No.	Name of Borrower:
Equipment:	Amount: $
Location:	Date:
Maturity:

SCHEDULE
OF
TERM EQUIPMENT NOTES WITH VARIOUS LENDERS

Various subsidiaries of Consolidated Graphics, Inc. executed the form of Loan and Security Agreement and Promissory Note included in this Exhibit 10.1 in connection with the refinancing of certain term equipment notes. The principal loan amounts borrowed by each of these subsidiaries and the applicable interest rates charged thereon differed in each transaction. Consolidated Graphics, Inc. guaranteed each of the borrowed amounts by execution of a separate Guaranty Agreement in the form included in this Exhibit 10.1.

The schedule below sets forth the aggregate principal amounts borrowed from various lenders by these subsidiaries, the interest rates charged thereon and the closing dates of the transactions.

Lenders	Aggregate Principal Loan Amount	Interest Rate	Closing Date
SouthTrust Bank	$19,582,515.22	5.92	10/31/02

LaSalle National Leasing Corp.	$10,131,004.32	5.92	10/31/02

Information Leasing Corporation	$4,910,367.65	5.92	10/31/02

Allpoints Capital Corp.	$3,848,318.87	5.83	12/27/02

Total	$38,472,206.06